UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2014

SUNSHINE HEART, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-35312 (Commission File Number)	68-0533453 (IRS Employer Identification No.)

12988 Valley View Road

Eden Prairie, Minnesota 55344

(Address of principal executive offices) (Zip Code)

(952) 345-4200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07              Submission of Matters to a Vote of Security Holders.

At the annual meeting of stockholders of Sunshine Heart, Inc. (the “Company”) on May 29, 2014, stockholders elected the two Class I director nominees to the Company’s Board of Directors to serve three-year terms, and ratified the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2014.

For Proposal 1, the two nominees receiving the most votes cast were elected as directors.  Proposal 2 required the affirmative vote of the holders of a majority of shares entitled to vote and present at the meeting.  The Proposals are described in detail in the Company’s definitive proxy statement filed on April 11, 2014 with the Securities and Exchange Commission.

The results of the voting are shown below.

Proposal 1—Election of Directors

Class I Nominees	Votes For	Votes Withheld	Broker Non-Votes
Paul R. Buckman	6,075,978	524,100	6,742,022
Warren S. Watson	6,074,975	525,103	6,742,022

Proposal 2—Ratification of Selection of Independent Registered Public Accounting Firm

Votes For	Votes Against	Votes Abstain
13,052,542	277,800	11,758

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 4, 2014	SUNSHINE HEART, INC.

	By:	/S/ JEFFREY S. MATHIESEN
	Name:	Jeffrey S. Mathiesen
	Title:	Chief Financial Officer